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EXHIBIT 10.1 - Amendment dated March 27, 1998 to Employment Agreement With
               David A. Segal



                                 DAVID A. SEGAL
                                   SUITE 507
                              3527 Oak Lawn Avenue
                              Dallas, Texas 75219



                                              March 27, 1998



EXX INC
Suite 689
1350 East Flamingo Road
Las Vegas, Nevada 89119

Gentlemen:

     I refer to the Employment Agreement, effective October 24, 1994 (the "Agreement"), by and between EXX INC, a Nevada corporation (the "Company"), and David A. Segal ("Segal"). This will confirm that I have waived, effective as of December 31, 1997, my rights under the Agreement to require the Company to repurchase my shares of the Company's common stock upon termination of the Agreement, in exchange for the Company's granting to me the following options during 1998 under the Company's 1994 Stock Option Plan (the "Plan): (i) an option to purchase 300,000 shares of Class A Common Stock, and (ii) an option to purchase 100,000 shares of Class B Common Stock. The exercise prices of such options shall be equal to or greater than the market price at the date of grant. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

                                         Very truly yours,



                                         /s/ DAVID A. SEGAL
                                         ------------------
                                         DAVID A. SEGAL